UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        September 29, 2004
                                                        ------------------

                       Pennsylvania Commerce Bancorp, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Pennsylvania                000-50961              25-1834776
--------------------------------------------------------------------------------
   (State or other jurisdiction       (Commission          (IRS Employer
          of incorporation)           File Number)       Identification No.)

 100 Senate Avenue, Camp Hill, Pennsylvania                    17011
--------------------------------------------------------------------------------
 (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code            (717)975-5630
                                                              -------------

                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

         On September 29, 2004, Pennsylvania Commerce Bancorp, Inc. ("Company") entered into Amendment No. 2 to Network Agreement ("Amendment"), a Stock Purchase Agreement and a Registration Rights Agreement with Commerce Bancorp, Inc. ("Commerce of New Jersey").

         a. Description of the Relationship between the Company and Commerce of New Jersey.

         As of June 30, 2004, Commerce of New Jersey owned approximately 7.9% of the Company's common stock, 100% of the Company's non-voting Series A preferred stock, warrants that entitle Commerce of New Jersey to purchase 143,666 shares (adjusted for common stock dividends) of the Company's common stock upon a "change of control" (as defined in the Warrant Agreement) of the Company and 100% of the Company's Trust Capital Securities. As of June 30, 2004, as adjusted to include the shares purchased by Commerce of New Jersey pursuant to the Stock Purchase Agreement described below, Commerce of New Jersey owned approximately 11.7% of the Company's common stock.

         Additionally, the Bank occasionally participates in loans with Commerce Bank, N.A., the bank subsidiary of Commerce of New Jersey. At June 30, 2004, approximately $2.6 million of these participations were outstanding. A federal funds line of credit was established with Commerce Bank, N.A. in the amount of $10.0 million at a rate of interest based upon the overnight federal funds rate, which could be drawn upon if needed. The balance at June 30, 2004 on this line was $8.5 million.

         b. Description of the Amendment

         Following is a brief description of the terms of the Amendment that are material to the Company:

         Pursuant to a Network Agreement with Commerce of New Jersey ("Network Agreement"), the Company and its subsidiary bank, Commerce Bank/Harrisburg, N.A. ("Bank"), have the right to use the "Commerce Bank" name and the "America's Most Convenient Bank" logo, among others, within the territory prescribed by the Network Agreement (the Pennsylvania counties of Adams, Berks, Bradford, Carbon, Centre, Clinton, Columbia, Cumberland, Dauphin, Franklin, Fulton, Huntingdon, Juniata, Lackawanna, Lancaster, Lebanon, Luzerne, Lycoming, Mifflin, Monroe, Montour, Northumberland, Perry, Pike, Potter, Schuylkill, Snyder, Sullivan, Susquehanna, Tioga, Union, Wayne, Wyoming, and York). Under the Network Agreement, Commerce of New Jersey, through its subsidiary Commerce Bank, N.A., provides various services to the Bank including: maintaining the computer wide area network; proof and encoding services; deposit account statement rendering; data processing; and advertising support. The Bank may only use these services in the territory prescribed by the Network Agreement. This restriction limits the Company's growth to these areas as long as the Company and the Bank are parties to the Network Agreement. Prior to the Amendment, the Network Agreement had a perpetual term, but both parties could terminate the Network Agreement without cause upon 180 days' notice. Commerce of New Jersey could also terminate the Network Agreement upon 90 days' notice, following a breach by the Company of its obligations under the Agreement, a change of control in the Company or suspension of the Company's or Bank's ability to engage in the business of banking (subject, in certain cases, to a 15-day cure period).

         Pursuant to the Amendment, the term of the Network Agreement is five years with automatic renewal and extension for additional five year periods, subject to each party's ability to terminate on any "fifth anniversary date" (the next "fifth anniversary date" is January 1, 2010) with 360 days prior written notice. Additionally, Commerce of New Jersey may terminate the agreement upon 360 days prior written notice after the occurrence of any of the following events:

     o If the Company misuses the Commerce of New Jersey system, or otherwise materially impairs the goodwill associated with the Commerce of New Jersey system and does not cure this misuse within 30 days of notice from Commerce of New Jersey;

     o If the Company fails to remit to Commerce of New Jersey any payments when due and does not cure within 30 days of notice from Commerce of New Jersey;

     o If the Company fails to submit to Commerce of New Jersey certain information required under the Network Agreement and does not cure within 30 days of notice from Commerce of New Jersey;

     o If a change in control (as defined in the Network Agreement) of the Company or Commerce of New Jersey occurs;

     o If the Company otherwise violates the terms of the Network Agreement and does not cure the violation within 30 days of notice from Commerce of New Jersey; and

     o If the Company's authority to engage in banking is suspended or terminated.

In addition, the Company may terminate the agreement upon 360 days prior written notice if a change of control of Commerce of New Jersey occurs.

         c. Description of the Stock Purchase and Registration Rights Agreements

         Following is a brief description of the terms of the Stock Purchase and Registration Rights Agreements that are material to the Company:

         On September 29, 2004, the Company entered into and consummated a Stock Purchase Agreement with Commerce of New Jersey. Pursuant to the Stock Purchase Agreement, Commerce of New Jersey purchased 100,000 shares of unregistered common stock of the Company (the "Stock") for a per share price of $45.666 and an aggregate price of $4,566,600. Pursuant to the Stock Purchase Agreement, the per share price was equal to the average of the closing sale prices of the Company's common stock on the NASDAQ SmallCap Market for the five trading day period (i.e. dates in which trades occurred) ending on September 28, 2004.

         In connection with the Stock Purchase Agreement, the Company entered into a Registration Rights Agreement with Commerce of New Jersey whereby the Company granted Commerce of New Jersey "demand" and "piggy-back" registration rights with respect to the Stock. Commerce of New Jersey may exercise its "demand" right at any time from and after March 29, 2005 by providing the Company with a written request that the Company file a registration statement covering the Stock. Commerce of New Jersey may only exercise this "demand" right once and this right is subject to certain exceptions. In connection with Commerce of New Jersey's "piggy-back" rights, the Company must notify Commerce of New Jersey in writing at least 15 days prior to the filing of any registration statement for purposes of a public offering of any of the Company's securities (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding the Company's registration statement on Form S-1 filed with the SEC on August 13, 2004 (File No. 333-118236) and any amendments thereto and registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and the Company must afford Commerce of New Jersey an opportunity to include in such registration statement all or part of the Stock. Commerce of New Jersey's registration rights under the Registration Rights Agreement expire if all Stock held by and issuable to Commerce of New Jersey may be immediately sold under Rule 144 promulgated pursuant to the Securities Act.

         The foregoing descriptions are qualified in their entireties by reference to the Network Agreement, Amendment, Stock Purchase Agreement and Registration Rights Agreement attached hereto as Exhibits 4.1, 10.1 and 10.2, respectively. The Audit Committee of the Company's Board of Directors has approved each of the Agreements described herein.

Item 3.02.        Unregistered Sales of Equity Securities.

         The information set forth under Item 1.01(c) is incorporated herein by reference.

         Issuance of the Stock to Commerce of New Jersey pursuant to the Stock Purchase Agreement was a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.        Financial Statements and Exhibits.

         (c) The following exhibits are filed herewith:

         4.1. Registration Rights Agreement dated as of September 29, 2004 between Pennsylvania Commerce Bancorp, Inc. and Commerce Bancorp, Inc.

         10.1. Amendment No. 2 to Network Agreement by and among Commerce Bancorp, Inc., Pennsylvania Commerce Bancorp, Inc. and Commerce Bank/Harrisburg, N.A. dated as of September 29, 2004.

         10.2. Stock Purchase Agreement dated as of September 29, 2004, between Pennsylvania Commerce Bancorp, Inc. and Commerce Bancorp, Inc.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  October 1, 2004               PENNSYLVANIA COMMERCE BANCORP, INC.


                                      By: /s/ Mark A. Zody
                                          ---------------------------
                                      Name: Mark A. Zody
                                      Title: Chief Financial Officer